Exhibit (10)f












                                     KIMBERLY-CLARK CORPORATION
                                     DEFERRED COMPENSATION PLAN










                                 EFFECTIVE  AS  OF  OCTOBER  1,  1994

                                      AMENDED AND RESTATED
                                    AS OF NOVEMBER 14, 2000

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                                    KIMBERLY-CLARK CORPORATION
                                    DEFERRED COMPENSATION PLAN

      KIMBERLY-CLARK CORPORATION HEREBY AMENDS AND RESTATES IN ITS ENTIRETY,THE KIMBERLY-CLARK CORPORATION DEFERRED COMPENSATION PLAN, EFFECTIVE NOVEMBER 14, 2000.

I.   PURPOSE

     The purpose of this Kimberly-Clark Corporation Deferred Compensation Plan is to permit a select group of management or highly compensated employees of Kimberly-Clark Corporation and its subsidiaries to defer income which would otherwise become payable to them.

II.  DEFINITIONS  AND  CERTAIN  PROVISIONS

     2.1 "Agreement" means the Plan Agreement(s) executed between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Salary or Bonus, or both, pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan. In the event the terms of the Agreement conflict with the terms of the Plan, the terms of the Plan shall be controlling.

     2.2 "Beneficiary" means the person or persons who under this Plan becomes entitled to receive a Participant's interest in the event of the Participant's death.

     2.3     "Board of Directors" means the Board of Directors of the Company.

     2.4 "Bonus" means any amount(s) paid during a calendar year to the Participant under the Company's Management Achievement Award Program or any successor program.

     2.5 A "Change of Control" of the Company shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

     2.6 "Code" means the Internal Revenue Code for 1986, as amended and any lawful regulations or other pronouncements promulgated thereunder.

     2.7 "Committee" means the Retirement Trust Committee named under the Kimberly-Clark Corporation Salaried Employers' Retirement Plan.

     2.8 "Company" means Kimberly-Clark Corporation, a Delaware corporation, and its subsidiaries and any successor in interest. For purposes of the Plan, a subsidiary is a corporation, 50% or more of the voting shares of which are owned directly or indirectly by the Company, which is incorporated under the laws of one of the states of the United States.

     2.9 "Compensation Committee" means the Compensation Committee of the Board of Directors.

     2.10 "Deferral Year" means any calendar year1995 through 2006. For purposes of 1994, Deferral Year means the Effective Date of the Plan through December 31, 1994. For purposes of 1994, Deferral Year means the Effective Date of the Plan through December 31, 1994

     2.11 "Deferred Benefit Account" means the cumulative total dollar amount that a Participant elects to defer in the Agreement, including gains and losses pursuant to Section 3 as maintained on the books of the Company for a Participant under this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

     2.12 "Determination Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article III hereof.

     2.13 "Disability" shall have the same meaning as the phrase "Totally and Permanently Disabled" under the Kimberly-Clark Corporation Salaried Employees' Retirement Plan. The determination of a Participant's having become Disabled shall be made by the Retirement Committee of the Kimberly-Clark Corporation Salaried Employees' Retirement Plan.

     2.14    "Effective  Date"  means  October  1,  1994.

     2.15 "Investment Grade" means a bond rating of BBB minus, or its equivalent, by one of the nationally recognized rating agencies.

     2.16 "Participant" means an employee of the Company, or its subsidiaries or affiliated companies, who is eligible to participate in the Plan pursuant to Article III, who has executed an Agreement with the Company, and who has commenced Salary or Bonus, or both Salary and Bonus, reductions pursuant to such Agreement.

     2.17    "Plan" means the Kimberly-Clark Corporation Deferred
             Compensation Plan as amended from time to time.

     2.18 "Retirement Date" means the date of Termination of Service of the Participant on or after he or she attains age 55 and has 5 Years of Service with the Company.

     2.19 "Salary" means the Participant's base salary which would be received during a calendar year if no election to defer were made, including any 401(k) Contributions under the Company Incentive Investment Plan or pre-tax contributions under the Company's Flexible Benefit Plan." For purposes of this Plan, Salary shall not include severance or other payments made in connection with a Participant's Termination of Service.

     2.20 "Termination of Service" means the Participant's cessation of his or her service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death, or Disability.

     2.21    "Valuation Date" means, for purposes of crediting earnings under
             Section 3.6 and determining a Participant's Deferred Benefit Account under Section 3.7, any business day on which securities are traded on the New York Stock Exchange.

     2.22 "Years of Service" shall have the same meaning as defined under the Kimberly-Clark Corporation Salaried Employees' Retirement Plan.

III. PARTICIPATION  AND  COMPENSATION  REDUCTION

     3.1     Participation.  Participation in the Plan shall be limited to the
             -------------
             Chief Executive Officer, elected officers and all eligible officers and/or employees of the Company, approved to participate by the Chief Executive Officer in his sole discretion, and who elect to participate in the Plan. A Participant must file an Agreement with the Committee, at such time and in such form as the Committee may require or permit, prior to the first day of the deferral period in which a Participant's participation commences
             in the Plan.    The  election  to  participate shall be effective
             upon receipt by the Committee of the Agreement that is properly completed and executed in conformity with the Plan.

     3.2     Minimum  and Maximum Deferral and Length of Participation. A
             ----------------------------------------------------------
             Participant may elect to defer any amount of his or her Salary or Bonus, or both, to the extent that any portion of such amounts would not be deductible by the Company pursuant to Section 162(m) of the Code. In addition, a Participant may elect to defer from 10% to 100% of his or her Bonus paid during a Deferral Year in 1% increments.

             In the event a Participant elects to defer an amount of his or her Salary and/or Bonus that would not allow for the full payment of all FICA, federal, state and/or local income tax liabilities, the Company may withhold all or a portion of any applicable taxes from the Participant's Salary to the extent required by law.

             In no event may the amount of a Participant's deferral election related to his or her Bonus paid during a Deferral Year be less than $5,000. The deferral opportunity shall extend through
             December  31,  2006.    A Participant  shall  make  an annual
             election for the upcoming Deferral Year in the year preceding the Deferral Year for which the election is being made. Except as provided in Section 3.5, "Emergency Benefit: Waiver of Deferral," any election so made shall be irrevocable with respect to Salary and Bonus applicable to that Deferral Year.

             Notwithstanding anything in this Plan to the contrary, a Participant may not elect to defer any amount under this Plan unless the Participant files a statement with the Committee that the Participant had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

3.3          Timing of Deferral Credits.  The amount of Salary or Bonus, or both
             --------------------------
             that a Participant elects to defer in the Agreement shall cause an equivalent reduction in the Participant's Salary and Bonus, respectively. Deferrals shall be credited throughout each Deferral Year as the Participant is paid the non-deferred portion of Salary and Bonus for such Deferral Year.

     3.4     New Participants. An individual who is hired into a position
             -----------------
             which satisfies the requirements of a Participant shall be eligible to participate in the Plan thirty (30) days after satisfying the criteria for participation. The eligible employee shall be bound by all terms and conditions of the Plan, provided, however, that his Agreement must be filed no later than thirty
             (30)  days  following  his  eligibility  to  participate.

             Employees who satisfy the criteria of a Participant as a result of a promotion or Salary increase will be eligible to participate in the Plan beginning on January 1st of the calendar year following eligibility.

     3.5     Emergency Benefit:  Waiver of Deferral.  In the event that the
             --------------------------------------
             Committee, upon written petition of the Participant or his or her Beneficiary, determines in its sole discretion, that the Participant or his or her Beneficiary has suffered an unforeseeable financial emergency, the Company shall pay to the Participant or his or her Beneficiary as soon as possible following such determination, an amount from the Participant's Deferred Benefit Account not in excess of the amount necessary
             to  satisfy the emergency.   For purposes of this Plan, an
             "unforeseeable financial emergency" is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if the emergency distribution were not permitted. Cash needs arising from foreseeable events, such as the purchase of a residence or education expenses for children shall not be considered the result of an unforeseeable financial emergency. For purposes of this Plan, an "unforeseeable financial emergency" is limited to an event described in Treasury Regulation section 1.401(k)-1(d)(2)(iv)(A)(1) or (4). For purposes of this Plan, a distribution is in "the amount necessary to satisfy the emergency" only if the requirements of Treasury Regulation section 1.401(k)-1(d)(2)(iv)(B) are
             satisfied.    The  Committee  shall also grant a waiver  of  the
             Participant's agreement to defer a stated amount of Salary and Bonus upon finding that the Participant has suffered an
             unforeseeable financial  emergency.    The  waiver  shall  be for
             such period of time as the Committee deems necessary under the circumstances to relieve the hardship.

     3.6     Crediting  of Earnings - As of the close of business on each
             ---------------------
             Valuation Date the designated Deferred Benefit Account of each Participant shall be capable of being valued and adjusted to preserve for each Participant his or her proportionate interest in the related funds as if such account held actual assets and such assets were among such investment funds as the Participant, retired Participant or Beneficiary elected pursuant to Section
             3.8. As of each Valuation Date the Deferred Benefit Account of each Participant shall be capable of being adjusted to reflect the effect of income, collected and accrued, realized and unrealized profits and losses, expenses which would have been incurred in connection with the sale, investment and reinvestment of the investment funds (such as brokerage, postage, express and insurance charges and transfer taxes), and all other transactions with respect to the related fund. The effect of such transactions shall be determined by the Committee in accordance with generally accepted valuation principles applied
             on  a  consistent  basis.    Each Participant's  Deferred  Benefit
             Account shall then be appropriately credited with his or her deferred amounts as set forth in Section 3.7.

     3.7    Determination of Account.  The balance of each Participant's
            -------------------------
            Deferred Benefit Account as of each Valuation Date shall be calculated, in a manner determined by the Committee in accordance with generally accepted valuation principles applied on a consistent basis, as follows: the beginning balance of each Participant's Deferred Benefit Account; less distributions
                                                     ----
            payable pursuant to Section 4.11 as of the Valuation Date coincident with the Determination Date set forth in Section 4.11 or, if none, the Valuation Date immediately following such Determination Date; plus investment earnings, gains and losses
                                ----
            determined pursuant to Section 3.6 credited to each Participant's Deferred Benefit Account; plus Participant deferrals credited
                                         ----
            to each Participant's Deferred Benefit Account pursuant to Section 3.3.

     3.8    Investment  Funds  and  Elections.  -  Participants, retired
            ---------------------------------
            Participants, and Beneficiaries may elect that their Deferred Benefit Account be credited with earnings, gains and losses as if such accounts held actual assets and such assets were among such investment funds as the Company may designate. Any such direction of investment shall be subject to such rules as the Company and the Committee may prescribe, including, without limitation, rules concerning the manner of providing investment directions, the frequency of changing such investment directions, and method of crediting earnings, gains and losses for any portion of a Deferred Benefit Account which is not covered by any valid investment directions. Participants, retired Participants, and Beneficiaries shall allocate their Deferred Benefit Account among the deemed investment options by making an election online or filing an election with the Committee at such time and in such form as the Committee may require or permit. A Participant, retired Participant or Beneficiary may elect to allocate his or her Deferred Benefit Account in 1% increments (minimum of 5% per investment option), among as many of the investment options which are offered by the Company. The investment funds which the Company may designate shall include but not be limited to the following types of funds, which can be managed on an individual basis or as part of a mutual fund, as the Company shall determine:

            (a)    money  market  funds;
            (b)    common  stock  funds;
            (c)    bond  funds;
            (d)    balanced  funds;
            (e) investment funds which are primarily invested in insurance contracts; and
            (f) investment funds which are provided for under insurance contracts.

            The Company shall have the sole discretion to determine the number of investment funds to be designated hereunder and the nature of the funds and may change or eliminate the investment funds provided hereunder from time to time. The Committee shall determine the rate of earnings, gains and losses to be credited to Participant's Deferred Benefit Accounts under this Plan with respect to any such investment fund for any period, taking into account the return, net of any expenses which would have been incurred in connection with the sale, investment and reinvestment of the investment funds (such as brokerage, postage, express and insurance charges and transfer taxes), of such investment funds for such period.

     3.9     Reallocations.  Prior to January 1, 2001, a Participant may elect
             -------------
             to reallocate all or any whole percentage portion of his Deferred Benefit Account effective as of the last Valuation Date of any calendar month.

             Effective January 1, 2001, a Participant may elect as of any day on which securities are traded on the New York Stock Exchange to change the manner in which his or her Deferred Benefit Account and his or her future deferrals are deemed invested among the available investment fund options. Any change of investment allocation received will be effective as of the close of business on that business day if received by 3:00 p.m. Central Time (or, if earlier, the closing time of the New York Stock Exchange or such other time and under such other conditions as may be imposed by the recordkeeper or the Committee under the Company Incentive Investment Plan). The determination of a Participant's having timely elected a change of investment allocation shall be made under the same terms and conditions as are applicable to "Timely Notice" of elections to reallocate under the terms of the Company Incentive Investment Plan.

     3.10    Vesting of Deferred Benefit Account.  A Participant shall be 100
             -----------------------------------
             percent vested in his or her Deferred Benefit Account equal to the amount of Salary and Bonus he or she deferred into the Deferred Benefit Account and the earnings, gains or losses credited thereon.

IV.  BENEFITS
     --------

     4.1     Inservice Distribution.  At the time a Participant executes an
             ----------------------
             Agreement, he or she may elect to receive a return of his or her deferrals. The amount of the return of deferral shall be equal to the lesser of the amount deferred in a specific year or the Participant's Deferred Benefit Account. Each such return of deferral shall be made in a lump sum as soon as administratively feasible on or after the last business day of October, which shall be no less than five (5) Deferral Years following the year in which the deferral was originally made, provided that the Participant continues in the employ of the Company, its subsidiary or affiliated company until such date. Once the Participant elects to receive his or her return of deferral, the election shall be irrevocable. A return of deferral pursuant to this Section 4.1 shall only be paid prior to a Participant's Termination of Service. Any return of deferral paid shall be deemed a distribution, and shall be deducted from the
             Participant's  Deferred  Benefit  Account.   A  separate return of
             deferrals  election  shall  be  made  for  each  Deferral  Year.

     4.2     Retirement  Benefit.    Subject to Section 4.6 below, upon a
             -------------------
             Participant's Retirement Date, he or she shall be entitled to receive the amount of his or her Deferred Benefit Account. The form of benefit payment, and the commencement of such benefit, shall be as provided in Section 4.6.

     4.3     Termination  Benefit.   Upon the Termination of Service of a
             --------------------
             Participant prior to his or her Retirement Date, for reasons other than death or Disability, the Company shall pay to the Participant, a benefit equal to his or her Deferred Benefit Account.

            Unless otherwise directed by the Committee, the termination benefit shall be payable in a lump sum as set forth in Section 4.11
            following the Participant's  Termination  of  Service.    Upon a
            Termination of Service, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.


     4.4    Death Benefit.  Upon the death of a Participant or a retired
            -------------
            Participant, the Beneficiary of such Participant shall receive the Participant's remaining Deferred Benefit Account. Payment of a Participant's remaining Deferred Benefit Account shall be in accordance with Section 4.6.

     4.5    Disability.  In the event of a Termination of Service due to
            ----------
            Disability prior to his or her Retirement Date, a disabled Participant shall receive his or her remaining Deferred Benefit Account. Payment of a Participant's remaining Deferred Benefit Account shall be in accordance with Section 4.6.

     4.6    Form  of  Benefit  Payment.
            --------------------------

            (a) Upon the happening of an event described in Sections 4.1, 4.2, 4.3, 4.4, or 4.5, the Company shall pay to the Participant the amount specified therein in a lump sum.

            (b)  In the event that a Participant retires as described in
                 Section 4.2, the Participant may, with the consent of the Committee, elect an installment form of benefit payments.
                 The written request must be made prior to December 31 of the calendar year preceding prior to December 31 of the calendar year preceding the Participant's Retirement Date.
                 The Committee may, in its sole and absolute discretion, grant the Participant's request. If, upon a Participant's Retirement Date, the balance of a Participant's Deferred Benefit Account is less than $25,000, the Participant will be paid his or her Deferred Benefit Account balance as of the Participant's Retirement Date, in a final lump sum payment.

            (c) In the event of the death of the Participant, as described in Section 4.4, the Participant's Beneficiary may, with the consent of the Committee, elect an installment benefit payment. This written request must be made no later than thirty (30) days after the Participant's date of death. The Committee may, in its sole discretion, grant such Beneficiary's request.

            (d) In the event that a Participant terminates service due to a Disability as described in Section 4.5, the Participant may, with the consent of the Committee, elect an installment form of benefit payment. The written request must be made no later than thirty (30) days after the date the Participant is determined to be disabled by the Retirement Committee of the Kimberly-Clark Salaried Employees' Retirement Plan. The Committee may, in its sole discretion, grant the Participant's request.

            (e) In the event that installment payments are to be made pursuant to Subsections 4.6(b), (c) or (d), such payments shall be in quarterly installments commencing as soon as administratively feasible after the Committee grants the request for an installment form of benefit payment. Such quarterly installments shall be payable in approximately equal amounts over a period, no less than two (2) calendar years and no more than twenty (20) calendar years. In addition, if, at the time a Participant is scheduled to receive an installment payment, the balance of his or her Deferred Benefit Account is less than $5,000, the Participant will be paid his or her remaining Deferred Benefit Account balance in a final lump sum payment.

            Initially, the amount of any installments under the installment form of payment described in this Subsection 4.6(e) shall be equal to the balance of the Participant's Deferred Benefit Account to be distributed divided by the number of installments to be paid. The amount of the installment payments shall be recomputed annually and the installment payments shall be increased or decreased to reflect any changes in the Participant's Deferred Benefit Account due to fluctuations in earnings, gains and losses on the remaining balance and the number of remaining installments. Quarterly installments payments will be made on the last business day of January, April, July and October.

     4.7    Limitations  on  the  Annual  Amount  Paid to a Participant.
            -----------------------------------------------------------
            Notwithstanding any other provisions of this Plan to the contrary, in the event that a portion of the payments due a Participant pursuant to Sections 3.5, 4.1, 4.2, 4.3, 4.4, 4.5, or 4.6 would not be deductible by the Company pursuant to Section 162(m) of the Code, the Company, at its sole discretion, may postpone payment of such amounts to the Participant until such time that the payments would be deductible by the Company. Provided, however, that no payment postponed pursuant to this Section 4.7 shall be postponed beyond the first anniversary of such Participant's Termination of Service.

     4.8    Change  of  Control  and  Lump  Sum  Payments.
            ---------------------------------------------

            (a) If there is a Change of Control, notwithstanding any other provision of this Plan, any Participant who has a Deferred Benefit Account hereunder may, at any time during a twenty-four
                 (24) month period immediately following a Change of Control, elect to receive an immediate lump sum payment of the balance of his or her Deferred Benefit Account, reduced by a penalty equal to ten percent (10%) of the Participant's Deferred Benefit Account as of the Determination
                 Date.   The ten percent (10%) penalty shall be permanently
                 forfeited and shall not be paid to, or in respect of, the Participant.

            (b) If there is a Change of Control, notwithstanding any other provision of this Plan, any retired or disabled Participant, or Beneficiary, who has a Deferred Benefit Account hereunder may, at any time during a twenty-four (24) month period immediately following a Change of Control, elect to receive an immediate lump sum payment of the balance of his or her Deferred Benefit Account, reduced by a penalty equal to five percent (5%) of the Participant's Deferred Benefit Account as of the Determination Date. The five percent (5%) penalty of the retired or disabled Participant's or Beneficiary's Deferred Benefit Account shall be permanently forfeited and shall not be paid to, or in respect of, the retired or disabled Participant or Beneficiary.

            (c) In the event no such request is made by a Participant, a retired or disabled Participant or Beneficiary, the Plan and Agreement shall remain in full force and effect.

     4.9    Change  In  Credit  Rating  and  Lump  Sum  Payments.
            ----------------------------------------------------

            In the event the Company's financial rating falls below Investment Grade, a Participant, retired or disabled Participant, or Beneficiary may at any time during a six (6) month period following the reduction in the Company's financial rating, elect to receive an immediate lump sum payment of the balance of his or her Deferred Benefit Account reduced by a penalty equal to ten percent (10%) of the Participant's Deferred Benefit Account or five percent (5%) of the retired or disabled Participant's or Beneficiary's Deferred Benefit Account. The penalties accrued hereunder shall be permanently forfeited and shall not be paid to, or in respect of, the Participant, retired or disabled Participant or Beneficiary.

            In the event no such request is made by a Participant, retired or disabled Participant or Beneficiary, the Plan and Agreement shall remain in full force and effect.

     4.10   Tax Withholding.  To the extent required by law in effect at the
            ---------------
            time payments are made, the Company shall withhold any taxes required to be withheld by any Federal, State or local government.

     4.11   Commencement  of  Payments.    Unless  otherwise  provided,
            --------------------------
            commencement of payments under this Plan shall be as soon as administratively feasible on or after the Determination Date after receipt of notice by the Committee of an event which entitles a Participant or a Beneficiary to payments under this Plan.

     4.12   Recipients  of  Payments:  Designation of Beneficiary.  All
            -----------------------------------------------------
            payments to be made by the Company under the Plan shall be made to the Participant during his or her lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Committee requires and may include contingent Beneficiaries. The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Committee. If no designation is in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

V.   CLAIMS  FOR  BENEFITS  PROCEDURE
     --------------------------------

     5.1    Claim for Benefits. Any claim for benefits under the Plan shall
            ------------------
            be made in writing to any member of the Committee. If such claim is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

            (a)  The specific reason or reasons for denial of the claim;

            (b) A reference to the relevant Plan provisions upon which the denial is based;

            (c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

            (d)  An  explanation  of  the Plan's claim review procedure.

            If no such notice is provided, the claim shall be deemed to have been denied.

     5.2    Request for Review of a Denial of a Claim for Benefits. Upon the
            ------------------------------------------------------
            receipt by the claimant of written notice of denial of the claim, the claimant may file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his or her claim, he or she may review relevant documents and may submit issues and comments in writing.

     5.3    Decision  Upon  Review  of Denial of Claim for Benefits. The
            -------------------------------------------------------
            Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to 120 days. Such decision shall:

            (a)  Include  specific  reasons  for  the  decision;

            (b) Be written in a manner calculated to be understood by the claimant; and

            (c) Contain specific references to the relevant Plan provisions upon which the decision is based.

           The decision of the Committee shall be final and binding in all respects on both the Company and the claimant.

VI.  ADMINISTRATION
     --------------

     6.1    Committee. The Plan shall be administered by the Committee.  The
            ---------
            Committee shall elect one of its members as chairman. Members of the Committee shall not receive compensation for their services. Committee expenses shall be paid by the Company. Members of the Committee or agents of the Committee may be Participants under the Plan. No member of the Committee who is also a Participant shall be involved in the decisions of the Committee regarding any determination of any claim for benefit with respect to himself or herself.

     6.2    General Rights, Powers, and Duties of Committee.  The Committee
            -----------------------------------------------
            shall  be responsible for the management, operation, and
            administration of the Plan.    The  Committee  may designate a
            Committee member or an officer of the Company as Plan Administrator. Absent such delegation, the Committee shall be the Plan
            Administrator.    The  Plan  Administrator  shall perform duties as
            designated by the Committee. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have the following powers and duties:

            (a) To adopt such rules and regulations consistent with the provisions of the Plan as t deems necessary for the proper and efficient administration of the Plan;

            (b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

            (c) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

            (d) To construe and interpret the Plan including any doubtful or contested terms and resolve all questions arising under the Plan;

            (e) To direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

            (f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company, as it deems necessary for the effective exercise of its duties, and may delegate to such agents any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate; and

            (g) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.

     6.3    Information  to be Furnished to Committee. The Company shall furnish
            -----------------------------------------
            the Committee such data and information as it may require. The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, Years of Service, personal data, and Salary and Bonus reductions. Participants and their Beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents as the Committee requests.

     6.4    Responsibility. No member of the Committee, the Compensation
            --------------
            Committee or the Board of Directors of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan.

     6.5    Committee Review.  Any action on matters within the discretion of
            ----------------
            the Committee shall be final and conclusive as to all Participants, retired Participants, disabled Participants, Beneficiaries and other persons claiming rights under the Plan. The Committee shall exercise all of the powers, duties and responsibilities set forth hereunder in its sole discretion.


VII. AMENDMENT  AND  TERMINATION
     ---------------------------

     7.1    Amendment.  The Plan may be amended in whole or in part by either
            ---------
            the Board of Directors or the Compensation Committee at any time. Notice of any such amendment shall be given in writing to the Committee and to each Participant and each Beneficiary. No amendment shall decrease the value of a Participant's Deferred Benefit Account.

     7.2    Company's Right to Terminate.  The Board of Directors may
            -------------------------------
            terminate the Plan and may terminate any Agreements pertaining to the Participant at any time after the Effective Date of the Plan. In the event of any such termination, the Participant shall be entitled to the amount of his or her Deferred Benefit Account determined under Section 3.7 as of the date of any such termination. Such benefit shall be paid to the Participant in quarterly installments over a period of no more than ten (10) years, except that the Company, in its sole discretion, may pay out such benefit in a lump sum or in installments over a period shorter than ten (10) years.

VII. MISCELLANEOUS
     -------------

     8.1    No Implied Rights; Rights on Termination of Service. Neither the
            ---------------------------------------------------
            establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, retired Participant, disabled Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

     8.2     No Right to Company Assets. Neither the Participant nor any other
             --------------------------
             person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

     8.3    No Employment Rights. Nothing herein shall constitute a contract
            --------------------
            of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Salary and Bonus payable to the Participant.

     8.4    Offset. If, at the time payments or installments of payments are
            ------
            to be made hereunder, the Participant, retired Participant, disabled Participant, or the Beneficiary are indebted or obligated to the Company, then the payments remaining to be made to the Participant, retired Participant, disabled Participant, or the Beneficiary may, at the sole discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

     8.5    Non-assignability. Neither the Participant nor any other person
            -----------------
            shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

     8.6    Successors,  Mergers,  and Consolidations.  The Plan and any
            -----------------------------------------
            Agreement thereunder shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns, including without limitation, any corporation into which the Company may be merged or consolidated, or which acquires all or substantially all of the assets and business of the Company and (ii) the Participant and his or her heirs, executors, administrators and legal representatives.

     8.7    Notice. Any notice required or permitted to be given under the
            ------
            Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

     8.8    Governing Laws. The Plan shall be construed and administered
            --------------
            according  to  the  laws  of  the  State  of  Wisconsin.